Exhibit 10.1

OPTIMIZERX CORPORATION
2021 EQUITY INCENTIVE PLAN

SECTION 1. Purpose; Definitions

The purpose of this Plan is to provide for Eligible Individuals of the Company and its Affiliates an equity-based incentive to maintain and enhance the performance and profitability of the Company.

For purposes of this Plan, the following terms are defined as set forth below:

“Affiliate” means any entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

“Applicable Exchange” means Nasdaq Capital Market or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

“Award” means a Stock Option, SAR, Restricted Stock, RSU, Performance Award or Other Stock-Based Award granted pursuant to the terms of this Plan.

“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the Participant is a party as of the Grant Date, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of, or plea of guilty or nolo contendere by, the Participant for committing (1) a felony under federal law or the law of the state in which such action occurred or (2) any other crime involving moral turpitude, (B) willful failure on the part of the Participant to perform his or her employment duties in any material respect, (C) gross negligence or willful misconduct with respect to the Company or any Subsidiary or Affiliates, including, without limitation fraud, embezzlement, theft or dishonesty in the course of employment, (D) a material violation of the Company’s ethics and compliance program, (E) material breach of any agreement with or duty owed to the Company or any Subsidiary or Affiliates or (F) prior to a Change in Control, such other events as shall be determined by the Committee.

“Change in Control” has the meaning set forth in Section 10(e).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Committee” means the Committee referred to in Section 2.

“Common Stock” means common stock, par value $0.001 per share, of the Company as constituted on the Effective Date, all rights which may hereafter trade with such shares of common stock, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

“Company” means OptimizeRx Corporation, a Nevada corporation, or its successor.

“Disability” means, unless otherwise provided in an Award Agreement, (1) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (2) if there is no such Individual Agreement or it does not define “Disability,” permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant.

“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

“Effective Date” has the meaning set forth in Section 12(a).

“Eligible Individuals” means directors, officers, employees and consultants of the Company or an Affiliate, and prospective directors, officers, employees and consultants of the Company or an Affiliate who have accepted offers of employment or consultancy from the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” of a Share means, except as otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Section 409A and, if applicable, Section 422(c)(1) of the Code.

“Free-Standing SAR” has the meaning set forth in Section 5(b).

“Full-Value Award” means any Award other than a Stock Option or SAR.

“Good Reason” means, unless otherwise provided in an Award Agreement, “Good Reason” as defined in any Individual Agreement to which the Participant is a party as of the Grant Date.

“Grant Date” means the date which the Committee designates for granting of an Award, which shall be no earlier than the date on which the Committee adopts a resolution memorializing such grant.

“Incentive Stock Option” means any Stock Option designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

“Incumbent Board” has the meaning set forth in Section 10(e)(ii).

“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or a Subsidiary or Affiliate.

“Involuntary Termination” means the Termination of Employment of a Participant by the Company or a Subsidiary or Affiliate other than termination for Cause or Termination of Employment by a Participant for Good Reason.

“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock and dividend equivalents.

“Participant” means an Eligible Individual to whom an Award is or has been granted.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award.

“Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified Performance Goals, as determined by the Committee.

“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

“Plan” means this OptimizeRx Corporation 2021 Equity Incentive Plan, as set forth herein and as hereinafter amended from time to time.

“Replaced Award” has the meaning set forth in Section 10(b).

“Replacement Award” has the meaning set forth in Section 10(b).

“Restricted Stock” means an Award granted under Section 6.

“Restricted Stock Unit” or “RSU” has the meaning set forth in Section 7(a).

“Restriction Period” has the meaning set forth in Section 6(c)(ii).

“Retirement” means, unless otherwise determined by the Committee, (i) “Retirement” as defined in any Individual Agreement to which the Participant is a party as of the Grant Date, or (ii) a Termination of Employment for any reason other than as a result of the Participant’s death, Disability or a termination by the Company or a Subsidiary or Affiliate for Cause, provided such Termination of Employment occurs after the later to occur of: (A) the Participant’s attainment of age 65 or (B) the Participant’s completion of five (5) years of service with the Company or a Subsidiary or Affiliate.

“Section 16(b)” has the meaning set forth in Section 11(a).

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means an Award granted under Section 5(b) or 5(c).

“Stock Option” means an Award granted under Section 5(a).

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or an Affiliate or any successor thereto.

“Substitute Award” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Tandem SAR” has the meaning set forth in Section 5(b).

“Term” means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement or other document approved by the Committee.

“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and all Subsidiaries and Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and all Subsidiaries and Affiliates terminates but such Participant continues to provide services to the Company or a Subsidiary or Affiliate in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company shall also be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Employment” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).

SECTION 2. Administration

(a) Committee. The Company hereby appoints the Compensation Committee of the Board as administrator of the Plan, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall also consist of directors who are “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act and “independent directors,” as determined in accordance with the independence standards established by the Applicable Exchange.

Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

(i) To select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, RSUs, Performance Awards, Other Stock-Based Awards or any combination thereof are to be granted hereunder;

(iii) To determine the number of Shares to be covered by each Award granted hereunder;

(iv) To approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5(d)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and, subject to Section 2(f), any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(v) Subject to Section 12(d), to modify, amend or adjust the terms and conditions of any Award (subject to Sections 5(d) and 5(e)), at any time or from time to time, including, but not limited to, Performance Goals;

(vi) To determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

(vii) To determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(viii) To adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(ix) To establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(x) To interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto);

(xi) To decide all other matters that must be determined in connection with an Award; and

(xii) To otherwise administer this Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. To the extent consistent with applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to designated classes of Eligible Individuals, within limits specifically prescribed by the Committee; provided, however, that no such officer shall have or obtain the authority to grant Awards to himself or herself or to any person then subject to Section 16 of the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time.

(ii) Any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Company, Participants and Eligible Individuals.

(d) Indemnification. No member of the Committee or the Board, and no employee of the Company shall be liable for any act or failure to act with respect to the Plan, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and the Board and any agent of the Committee or the Board who is an employee of the Company or a Subsidiary of Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

(e) Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement being signed by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12(d) hereof.

(f) Minimum Vesting. Subject to Section 10, Awards granted under the Plan shall not vest over a period of less than one year from the date on which the Award is granted; provided that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders, and (iii) any additional Awards that the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan, subject to adjustments made in accordance with Section 3(e) below; provided, further, that the Committee may authorize acceleration of vesting of such Awards in the event of the Participant’s death or Disability, a Change in Control or Involuntary Termination on or following Change in Control.

SECTION 3. Common Stock Subject to Plan

(a) Plan Maximums. Subject to adjustment as described in Section 3(e) below, the maximum aggregate number of shares of Common Stock that may be issued or transferred under the Plan with respect to Awards shall be 2,500,000 shares of Common Stock. The aggregate number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options on and after the Effective Date shall not exceed 2,500,000. Shares issued or transferred under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan.

(b) Non-Employee Director Limit. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash and non-cash compensation paid by the Company or any Affiliate to any member of the Board who is not also an employee of the Company or any Affiliate in any calendar year shall not exceed $750,000; provided that this limit is $1,000,000 as to any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board. For purposes of this limitation, the value of any Award shall be valued at the grant date fair value as determined by the Company for financial statement purposes and all other non-cash compensation shall be valued at fair market value as reasonably determined by the Committee.

(c) Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under this Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the number of Shares available for future grant under the Plan: (i) Shares tendered by the Participant or withheld by the Company in payment of the exercise price of a Stock Option or SAR; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation; (iii) Shares subject to a SAR that are not issued in connection with its stock settlement on exercise thereof; and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options.

(d) Substitute Awards. Substitute Awards shall not reduce the number of shares available for grant, nor shall Shares subject to a Substitute Award be added to the number of shares available for grant as provided in Section 3(c) above. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of Shares available for future grant (and Shares subject to such Awards shall not be added to the Shares available for future grant as provided in Section 3(c) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Individuals prior to such acquisition or combination.

(e) Adjustment Provisions. If there is any change in the number or kind of shares of Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, reverse stock split or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s or its stockholders’ receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number and kind of shares of Common Stock available for issuance under the Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any year, the kind and number of shares covered by outstanding Awards, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Awards shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change in Control, the provisions of Section 10 of the Plan shall apply. Any adjustments to outstanding Awards shall be consistent with section 409A or 424 of the Code, to the extent applicable. The adjustments of Awards under this Section 3(e) shall include adjustment of shares, exercise price of Stock Options or SARs, Performance Goals or other terms and conditions, as the Committee deems appropriate. Any adjustment under this Section 3(e) need not be the same for all Participants. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.

SECTION 4. Eligibility

Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and a parent corporation or subsidiary corporation of the Company (within the meaning of Section 424(e) and (f) of the Code, respectively).

SECTION 5. Stock Options and Stock Appreciation Rights

(a) Types of Stock Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights (SARs) may be “Tandem SARs,” which are granted in conjunction with a Stock Option, or “Free-Standing SARs,” which are not granted in conjunction with a Stock Option. Upon the exercise of a SAR, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable SAR, multiplied by (ii) the number of Shares in respect of which the SAR has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Shares or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the SAR.

(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Stock Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Stock Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Stock Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Stock Option, and the related Stock Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price. The exercise price per Share subject to a Stock Option or Free- Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Stock Option or SAR granted under this Plan be amended, other than pursuant to Section 3(e), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(e) Term. The Term of each Stock Option and each Free-Standing SAR shall be fixed by the Committee, but no Stock Option or Free-Standing SAR shall be exercisable more than 10 years after its Grant Date.

(f) Exercisability. Except as otherwise provided herein, Stock Options and Free- Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(g) Method of Exercise. Subject to the provisions of this Section 5, Stock Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the Term thereof by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased, or subject to the Free-Standing SAR as to which exercised.

In the case of the exercise of a Stock Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Stock Options to be exercised multiplied by the applicable exercise price) by certified or bank check, wire transfer, or such other instrument or method as the Company may accept. As permitted by the Committee, payment in full or in part may also be made as follows:

(i) In the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the Participant shall only have the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option if such right is set forth in the applicable Award Agreement.

(ii) To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of stock necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(iii) By instructing the Company to withhold a number of such shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Stock Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of shares of Common Stock in respect of which the Stock Option shall have been exercised.

(h) Delivery; Rights of Stockholders. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or SAR until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(l), a Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option or SAR (including, if applicable, the right to vote the applicable Shares), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a) and (iii) in the case of a Stock Option, has paid in full for such Shares.

(i) Nontransferability of Stock Options and SARs. No Stock Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Stock Option as permitted by the preceding sentence. Any Stock Option or SAR shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such stock option is transferred pursuant to this Section 5(i), it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

(j) Termination of Employment. The effect of a Participant’s Termination of Employment on any Stock Option or SAR then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Stock Option or SAR. In no event shall a Stock Option or SAR be exercisable after the expiration of its Term. If not set forth in the applicable Award Agreement, the Stock Option or SAR shall be exercisable following a Termination of Employment according to the following terms and conditions, which may be waived or modified by the Committee at any time:

(i) Any portion of a Stock Option or SAR that is not vested and exercisable on the date of a Participant’s Termination of Employment shall expire on such date.

(ii) Any portion of a Stock Option or SAR that is vested and exercisable on the date of a Participant’s Termination of Employment shall expire on the earliest to occur of: (A) if the Participant’s Termination of Employment occurs for reasons other than Cause, Disability, death or, in the case of a Nonqualified Stock Option, Retirement, the date that is three months after such Termination of Employment; (B) if the Participant’s Termination of Employment occurs by reason of Disability, death or, in the case of a Nonqualified Stock Option, Retirement, the one-year anniversary of such Termination of Employment; and (C) the last day of the Term of the Stock Option or SAR.

Notwithstanding the foregoing, if a Participant dies after his or her Termination of Employment but while a Stock Option or SAR is otherwise exercisable, unless the Committee determines otherwise, the portion of the Stock Option or SAR that is vested and exercisable on the date of such Termination of Employment shall expire upon the earlier to occur of (y) the last day of the Term of the Stock Option or SAR and (z) the one-year anniversary of the date of death. Also, notwithstanding the foregoing, if a Participant’s Termination of Employment occurs as a result of a termination by the Company or a Subsidiary or Affiliate for Cause, all Stock Options and SARs granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company or a Subsidiary or Affiliate is suspended pending an investigation of whether the Participant’s employment shall be terminated for Cause, all the Participant’s rights under any Stock Option or SAR shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Employment, any Stock Option or SAR then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

If the exercise of a Stock Option or SAR following a Participant’s Termination of Employment, but while the Stock Option or SAR is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate either the registration requirements under the Securities Act or the Company’s insider trading policy, then the Stock Option or SAR shall remain exercisable until the earlier of (i) the last day of the Term of the Stock Option or SAR and (ii) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion) after the Participant’s Termination of Employment during which the exercise of the Stock Option or SAR would not be in violation of such Securities Act or insider trading policy requirements.

(k) Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Stock Option which is intended to qualify as an Incentive Stock Option may be granted to any Eligible Individual who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

(l) Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents shall not be paid or accrued on Stock Options or SARs.

SECTION 6. Restricted Stock

(a) Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such shares of Restricted Stock may be subject to forfeiture and any other terms and conditions of the Restricted Stock, in addition to those contained in Section 6(c).

(b) Book-Entry Registration or Certificated Shares. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. If any certificate is issued in respect of shares of Restricted Stock, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the OptimizeRx Corporation 2021 Equity Incentive Plan and an Award Agreement. Copies of such plan and agreement are on file at the offices of OptimizeRx, 400 Water Street, Suite 200, Rochester, MI 48307.

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in this Plan and the applicable Award Agreement or other document approved by the Committee (including the vesting or forfeiture provisions applicable upon a Termination of Employment):

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.

(ii) Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the Grant Date of the Award and during which the vesting restrictions apply (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(d) Rights of a Stockholder. Except as provided in this Section 6 and the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. Subject to Section 14(e), (i) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be payable in cash and shall be held subject to the vesting of the underlying Restricted Stock, and (ii) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, and shall be held subject to the vesting of the underlying Restricted Stock.

(e) Delivery of Unlegended Certificates. If and when any applicable vesting conditions are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7. Restricted Stock Units

(a) Administration. Restricted stock units (RSUs) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, Shares, or both. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of RSUs will be awarded, the number of shares in respect of which any granted RSUs shall relate, the conditions for vesting, the time or times within which such RSUs may be subject to forfeiture and any other terms and conditions of the RSUs, in addition to those contained in Section 7(b).

(b) Terms and Conditions. RSUs shall be subject to the following terms and conditions and such other terms and conditions as are set forth in this Plan and the applicable Award Agreement or other document approved by the Committee (including the vesting or forfeiture provisions applicable upon a Termination of Employment):

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of RSUs upon the continued service of the applicable Participant, or (B) the grant or vesting of RSUs upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of RSUs (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of RSUs shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(ii) Subject to the provisions of this Plan and the applicable Award Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber RSUs.

(c) Rights of a Stockholder. A Participant to whom RSUs are awarded shall have no rights as a stockholder with respect to the Shares represented by the RSUs unless and until Shares are actually delivered to the Participant in settlement thereof. Subject to Section 14(e), (i) cash dividends on the class or series of Common Stock that is the subject of the RSUs shall accrue either in cash or reinvestment in additional RSUs, as determined by the Committee, and be paid or delivered only to the extent the underlying RSU vests, and (ii) dividends payable in Common Stock shall accrue, assuming reinvestment in the form of additional RSUs, and be delivered only to the extent the underlying RSU vests.

(d)  Notwithstanding the immediately preceding sentence, if an adjustment to an Award of RSUs is made pursuant to Section 3(e) as a result of any dividend or distribution, no increase to such Award (by means of deemed reinvestment in additional RSUs) shall be made, and no dividend equivalents shall be paid, under Section 7(c) as a result of the same dividend or distribution.

SECTION 8. Performance Awards

(a) Performance Awards may be granted either alone or in conjunction with other Awards granted under this Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee at the time of the resolution fixing the Grant Date for each Performance Award. The conditions for grant or vesting and the other provisions of Performance Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.

(b) Performance Goals may be based on the performance of the Company as a whole or on any one or more Subsidiaries or Affiliates or business units of the Company or a Subsidiary or Affiliate and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of a Performance Award may provide that partial achievement of Performance Goals may result in partial payment or vesting of the Award or that the achievement of the Performance Goals may be measured over more than one period or fiscal year. In establishing any Performance Goals the Committee may provide for the exclusion of the effects of the following items: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, acquisition or similar transaction. Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current Performance Goals to be unsuitable, the Committee may modify the Performance Goals, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a Performance Period, the Committee may determine that the selected Performance Goals or applicable Performance Period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the Performance Goals or change the applicable Performance Period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

SECTION 9. Other Stock-Based Awards

Other Stock-Based Awards may be granted either alone or in conjunction with other Awards granted under this Plan.

SECTION 10. Change-in-Control Provisions

(a) General. The provisions of this Section 10 shall apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

(b) Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Stock Options and SARs (other than performance-based Awards) shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 10(c) (any award meeting the requirements of Section 10(c), a “Replacement Award”) is provided to the Participant to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any Performance Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such Performance Award (with, unless otherwise provided in an Award Agreement or Individual Agreement or agreed in connection with the Change in Control, all applicable Performance Goals deemed achieved at the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)).

(c) Replacement Awards. An Award shall meet the conditions of this Section 10(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion; (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Employment) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 10(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(d) Termination of Employment. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Termination of Employment of a Participant as a result of an Involuntary Termination or as a result of the death or Disability of the Participant within 24 months following a Change in Control, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise provided in an Award Agreement or Individual Agreement or agreed in connection with the Change in Control, at the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Termination of Employment as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Stock Option or SAR held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised until the expiration of the stated full Term of such Nonqualified Stock Option or SAR.

(e) Definition of Change in Control. For purposes of this Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)  any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the Company’s then outstanding voting securities entitled to vote generally in the election of directors;

(ii)  individuals who constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii) a reorganization, merger or consolidation of the Company, in each case unless, following such reorganization, merger or consolidation, (A) more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their beneficial ownership, immediately prior to such reorganization, merger or consolidation, of the Company’s outstanding voting securities, (B) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such reorganization, merger or consolidation and any person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty-five percent (25%) or more of the Company’s outstanding voting securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

(iv) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition (x) more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities entitled to vote generally in the election of directors immediately prior to such sale or other disposition in substantially the same proportion as their beneficial ownership, immediately prior to such sale or other disposition, of the Company’s outstanding voting securities, (y) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the Company’s outstanding voting securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 11. Section 16(b); Section 409A

(a) The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b) (to the extent Section 16(b) otherwise would be applicable), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(b) The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable by reason of a Participant’s Separation from Service during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.

SECTION 12. Term, Amendment and Termination

(a) Effectiveness. The Plan shall be effective on the date of its approval by the Company’s stockholders (the “Effective Date”). The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

(b) Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

(c) Amendment of Plan. The Committee may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, including without limitation Section 409A of the Code, Applicable Exchange listing standards or accounting rules.

SECTION 13. Unfunded Status of Plan

It is intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

SECTION 14. General Provisions

(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment. The Plan shall not constitute a contract of employment or other service, and adoption of this Plan shall not confer upon any individual any right to continued employment or service, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any individual at any time.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of RSUs, or the adjustment of RSUs in respect of such dividends, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment or the settlement of such Awards (taking into account then-outstanding Awards).

(f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g) Subsidiary/Affiliate Employees. In the case of a grant of an Award to any employee of a Subsidiary or Affiliate, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary or Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary or Affiliate will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled revert to the Company.

(h) Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i) Clawback. Awards granted hereunder are subject to any clawback policy that may be adopted by the Company from time to time or any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards, including, without limitation, recoupment requirements imposed pursuant to the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 304 of the Sarbanes-Oxley Act, or any regulations promulgated thereunder.

(j) Automatic Exercise. In the sole discretion of the Committee, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant (or other expiration date) may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if (i) the holder of the Stock Option is employed with the Company or a Subsidiary or Affiliate as of the exercise date, (ii) the exercise price of such Stock Option is less than the Fair Market Value of a share of Common Stock on that date and (iii) the automatic exercise will result in the issuance of at least one (1) whole share of Common Stock to the Participant after payment of the exercise price and any applicable tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Common Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable tax withholding.

(k) Establishment of Subplans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.